Exhibit 10.4

                                 AMENDMENT NO. 2
                                       TO
                       NEW HORIZONS EDUCATION CORPORATION
                      401(K) PROFIT SHARING TRUST AND PLAN

                  This Amendment No. 2 is made this ___ day of January, 1997, by NEW HORIZONS EDUCATION CORPORATION, a Delaware corporation (hereinafter called the "Company").

                                   WITNESSETH:

                  WHEREAS, the Company established the New Horizons Education Corporation 401(k) Profit Sharing Trust and Plan (hereinafter called the "Trust and Plan") effective the first day of January, 1995; and

                  WHEREAS, the Company reserved the right, pursuant to Section
19.1 of the Trust and Plan, to amend the Trust and Plan; and

                  WHEREAS, effective December 27, 1996, New Horizons Worldwide, Inc., fka Handex Corporation ("NHW"), sold the stock of Handex Environmental, Inc. to ECB, Inc. pursuant to that certain Stock Purchase Agreement dated November 4, 1996 between NHW and ECB, Inc.; and

                  WHEREAS, the entire account balances of certain participants are to be transferred from the Handex Environmental, Inc. 401(k) Profit Sharing Trust and Plan fka the Handex Corporation 401(k) Profit Sharing Trust and Plan (the "Handex Plan") to the Trust and Plan as soon as practicable following the consummation of the sale of Handex Environmental, Inc. stock; and

                  WHEREAS, it is the desire of the Company to amend the Trust and Plan in order to continue to provide the same distribution options under the Trust and Plan as were provided in the Handex Plan in respect of amounts transferred to the Trust and Plan from the Handex Plan and to include other appropriate provisions with respect to the former participants in the Handex Plan; and


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                  WHEREAS, it is desired to add NHW as a Participating Company under the Trust and Plan effective December 27, 1996;

                  NOW, THEREFORE, pursuant to Section 19.1 of the Trust and Plan, the Company hereby amends the Trust and Plan effective as of December 27, 1996, as follows:

                  1. The Trust and Plan is hereby amended by the addition at the end thereof of a new Supplemental Agreement I to provide as set forth on Exhibit A to this Amendment No. 2.

                  2. Article 19 of the Trust and Plan is hereby amended by the addition at the end thereof of new Sections 19.5 and 19.6 to provide as follows:

                           "19.5 ADOPTION OF SUPPLEMENTAL AGREEMENTS. The Company may, in the sole discretion of its Board of Directors, determine that special provisions shall be applicable to some or all of the employees of a Participating Company either in addition to or in lieu of the provisions of this Trust and Plan or may determine that certain Covered Employees otherwise eligible to participate in this Trust and Plan shall not be eligible to participate in this Trust and Plan. In such event, the Company shall adopt a Supplemental Agreement with respect to the Participating Company which employs such individuals which Supplemental Agreement shall specify the employees of the Participating Company covered thereby and the special provisions applicable to such employees. Any Supplemental Agreements shall be deemed to be a part of this Trust and Plan solely with respect to the employees specified therein.

                           19.6 AMENDMENT OF SUPPLEMENTAL AGREEMENTS. The Company may, from time to time, amend, modify or terminate any Supplemental Agreement provided, however, that no such action shall operate so as to deprive any participant who was covered by any such Supplemental Agreement of any vested rights to which he is entitled under this Trust and Plan or the Supplemental Agreement prior to such termination."

                           3.        Exhibit A to the Trust and Plan is hereby
amended by the addition of "New Horizons Worldwide, Inc., fka Handex Corporation" as a Participating Company with an Adoption Date of "December 27, 1996."

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                  IN WITNESS WHEREOF, the Company, by its duly authorized
officers, has caused this Amendment No. 2 to be executed as of the day and year first above written.

                       NEW HORIZONS EDUCATION CORPORATION

                                      ("Company")

                       By:________________________________

                       And:_______________________________

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                                                                       EXHIBIT A

                       NEW HORIZONS EDUCATION CORPORATION
                      401(K) PROFIT SHARING TRUST AND PLAN

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                            SUPPLEMENTAL AGREEMENT I
                     RELATING TO CERTAIN FORMER PARTICIPANTS
                                       IN
         HANDEX ENVIRONMENTAL, INC. 401(k) PROFIT SHARING TRUST AND PLAN

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                  This Supplemental Agreement I to the New Horizons Education
Corporation 401(k) Profit Sharing Trust and Plan, as originally effective as of January 1, 1995 and as amended effective December 27, 1996 (the "Trust and Plan"), relating only to certain participants and accrued benefits in the Handex Environmental, Inc. 401(k) Profit Sharing Trust and Plan (the "Handex Plan") as of December 27, 1996, as set forth herein.

                                   SECTION I-A

                                   DEFINITIONS

                  I.A.1. Definitions. The following terms, when used herein, unless their context indicates otherwise, shall have the following respective meanings:

                  (a) The words "Handex Participants" shall mean certain participants under the Handex Plan who, in connection with the sale of stock of Handex Environmental, Inc., ceased to be employed by that company and became employed by New Horizons Worldwide, Inc., fka Handex Corporation, or another Participating Company and on whose behalf assets are to be transferred to the Trust and Plan. The Handex Participants to whom this Supplemental Agreement I shall apply are as follows:

                  Thomas J. Bresnan
                  Gary T. Gann

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                  Linda L. Kelly
                  John T. St. James

                  (b) The words "Joint and Survivor Annuity" shall mean an annuity contract purchased from an insurance company which provides that the amounts distributable to a participant under the Trust and Plan shall be paid to the participant for his lifetime in equal monthly amounts commencing on the date specified in this Trust and Plan until the payment made as of the first day of the month during which the participant shall die and that an amount which is equal to either fifty percent (50%) or one hundred percent (100%), as selected by the participant, of the monthly amount payable to the participant shall be payable to the person who was the spouse of the participant on the date distribution commenced to the participant, commencing on the first day of the month following the death of the participant, if such person is then living, and ending with the payment made on the first day of the month during which such person shall die.

                  (c) The words "Life Annuity" shall mean an annuity contract purchased from an insurance company which provides that the amounts distributable to an unmarried participant or a beneficiary who is a deceased participant's surviving spouse under the Trust and Plan shall be paid to the participant or beneficiary for his lifetime in equal monthly amounts commencing on the date specified in the Trust and Plan and payable each month thereafter until the month during which the participant or beneficiary dies.

                                   SECTION I-B

                   FORMER HANDEX ENVIRONMENTAL, INC. EMPLOYEES

                  I.B.1. Handex Participants became participants under the Trust and Plan as of December 27, 1996.

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                  I.B.2. In connection with the sale of the stock of Handex
Environmental, Inc. on December 27, 1996, as soon as practicable following consummation of that transaction, Handex Environmental, Inc., as the new sponsor of the Handex Plan, shall arrange for the transfer to this Trust and Plan of all assets under the Handex Plan credited to accounts of Handex Participants and the Trustee shall accept such transfer.

                                   SECTION I-C

                                     VESTING

                  I.C.1. The vesting service under this Trust and Plan for any Handex Participant shall equal such person's vesting service under the Handex Plan through December 26, 1996, plus such person's vesting service under the Trust and Plan for periods on and after December 27, 1996.

                                   SECTION I-D

                                    ACCOUNTS

                  I.D.1. As soon as practicable after the execution of Amendment No. 2 to the Trust and Plan, the Administrator shall establish a Handex cash option account and a Handex employer contribution account, if applicable, for each Handex Participant on whose behalf amounts will be transferred to the Trustee from the Handex Plan. The Administrator shall credit said accounts with the amounts transferred to the Trustee from the Handex Plan on behalf of such person as follows:

                  (a) all amounts credited under the Handex Plan to such person's cash option account at the time of the transfer, together with all future earnings, gains and losses attributable thereto, shall be credited to such person's Handex cash option account under the Trust and Plan; and

                  (b) all amounts credited under the Handex Plan to such person's matching employer contribution account and regular employer contribution account at the time of the transfer, together with all future earnings, gains and losses attributable thereto, shall be credited to such person's Handex employer contribution account under the Trust and Plan.

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                  I.D.2. Except as otherwise provided in Section I-E:

                  (a) a Handex Participant's Handex cash option account shall be invested, administered and distributed as if it were a part of his cash option account and all references to his cash option account shall be deemed to include his Handex cash option account; and

                  (b) a Handex Participant's Handex employer contribution account shall be invested, administered and distributed as if it were a part of his employer contribution account and all references to his employer contribution account shall be deemed to include his Handex employer contribution account.

                                   SECTION I-E

                                  DISTRIBUTIONS

                I.E.1. Subject to Section 12.1, a Handex Participant or his beneficiary may elect to receive distributions pursuant to Articles 9, 10 and 11 from such person's Handex cash option account and Handex employer contribution account pursuant to one or a combination of the following optional methods of distribution:

                  (a)    In a single lump sum payment; or

                  (b) In nearly equal installments payable to the distributee from the trust fund over a period of years specified by the distributee or, if he shall die after the commencement of payments but prior to the completion of said installments, to his designated beneficiary; or

                  (c) In equal monthly payments under an annuity contract purchased by the Trustee from an insurance company.

To elect either one or a combination of said methods of distribution, a participant or beneficiary shall notify the Administrator of such election in writing prior to the date the amounts credited to his Handex cash option account and Handex employer contribution account are distributed pursuant to Articles 9, 10 and 11, as applicable. Notwithstanding the foregoing provisions of this
Section I.E.1, an unmarried

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participant shall receive his distribution under Articles 9 or 10 of this Trust and Plan in the form of a Life Annuity purchased from an insurance company unless he shall elect some other method of distribution.

                I.E.2. Notwithstanding any other provisions of this Section I-E (except Section 12.7 of the Trust and Plan), a married participant shall receive the amounts distributable to him under Articles 9 or 10 of this Trust and Plan from his Handex cash option account and Handex employer contribution account in the form of a Joint and Survivor Annuity unless either (a) both the participant and his spouse sign a document electing another form of payment and the spouse's signature is properly notarized or (b) it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section I.E.2 shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such participant. Any married participant shall be allowed to elect, in accordance with this Section I.E.2, to receive the amounts distributable to him from his Handex cash option account and Handex employer contribution account pursuant to a method of distribution (described in Section I.E.1 above) other than in the form of a Joint and Survivor Annuity during the period commencing ninety (90) days after such married participant receives a written explanation of the Joint and Survivor Annuity. The date amounts otherwise become distributable to a participant pursuant to this Trust and Plan shall be postponed if necessary to provide such ninety (90) days notice. Subject to the spousal consent requirement pertaining to married participants, any married participant may revoke a prior distribution election and elect another method of distribution, if desired, as long as such ninety (90) day period has not expired.

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                           I.E.3. Notwithstanding any other provisions of this
Section I-E (except Section 12.7 of the Trust and Plan), in the event a participant dies before the distribution of his accounts has been made or commenced to be made under Articles 9 or 10 and the surviving spouse of such participant is the deceased participant's beneficiary, such surviving spouse shall receive the amounts distributable to her under Article 11 from the participant's Handex cash option account and Handex employer contribution account in the form of a Life Annuity unless such surviving spouse signs a document electing another form of payment and such signature is properly notarized. Any such surviving spouse shall be allowed to elect to receive such amounts pursuant to a method of distribution described in Section I.E.1 above other than a Life Annuity during the period commencing ninety (90) days after such surviving spouse receives a written explanation of the Life Annuity. The date any such amounts otherwise become distributable to a surviving spouse pursuant to Article 11 hereof shall be postponed if necessary to provide such ninety (90) days notice. Any such surviving spouse may revoke a prior distribution election and elect another method of distribution, if desired, as long as such ninety (90) day period has not expired.

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